UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On January 27, 2026, Cingulate Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the several purchasers named therein (the “Purchasers”), including certain officers, directors and other affiliates of the Company, for the private placement (the “Private Placement”) of: (i) 2,147,471 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 973 shares of Series A convertible preferred stock (the “Preferred Stock”) with a stated value of $1,000 and a conversion price equal to a $5.04 per share of Common Stock and (iii) warrants to purchase 1,868,482 shares of Common Stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $12,000,000, at a price per share of $5.14 per share of Common Stock (including $0.10 per Warrant Share). The shares of Common Stock, the shares of Preferred Stock, and the Warrant Shares are referred to collectively as the Securities.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, covenants and agreements contained in the Purchase Agreement reflect negotiations between the parties to the Purchase Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Purchase Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Purchase Agreement may not describe the actual state of affairs at the date they were made, or at any other time, and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

The Purchase Agreement also provides that the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 60th calendar day following the closing date of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the Securities (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Purchase Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) the date that the all of the Securities may be sold under Rule 144 without any manner of sale or volume limitations.

Subject to the satisfaction of customary closing conditions, the Company intends to close the Private Placement and issue the Securities on or before February 2, 2026.

Falcon Creek, on behalf of the Purchasers that it manages shall be entitled to designate up to two (2) directors of the Company (each a “Falcon Creek Director” and together, the “Falcon Creek Directors”) to serve on the Company’s board of directors (the “Board of Directors”), who shall be designated as follows: (i) one Falcon Creek Director shall be designated on the closing date and (ii) one Falcon Creek Director shall be designated after the stockholder approval is obtained; provided, that (1) one Falcon Creek Director shall be required to resign from the Board of Directors if the Purchasers managed by Falcon Creek no longer beneficially owns at least 15% of the outstanding Common Stock of the Company and (2) the remaining Falcon Creek Director shall be required to resign from the Board of Directors if the Purchasers managed by Falcon Creek no longer beneficially owns at least 5% of the outstanding Common Stock of the Company. Upon stockholder approval, Falcon Creek will have designated two of the seven directors on the Company’s Board of Directors

Except as provided in the Purchase Agreement, during the period commencing on and including the date of the Purchase Agreement and continuing through and including the 180th day following the date of the Purchase Agreement (such period being referred to as the “Lock-up Period”), each Purchaser will not, without the prior written consent of the Company, sell, offer to sell, contract to sell or lend any Securities. The Purchase Agreement also provides that during the Lock-up Period, the Purchasers will not (i) effect any short sale, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” of any Securities; (ii) pledge, hypothecate or grant any security interest in any Securities; (iii) in any other way transfer or dispose of any Securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (vi) publicly announce the intention to do any of the foregoing.

The Purchase Agreement also includes a standstill provision for a period of twenty-four (24) months following the closing date, whereby each Purchaser has agreed that, without the prior written consent of the Company, the Purchaser will not: (i) acquire, offer to acquire, or agree to acquire any additional securities of the Company if such acquisition would result in the Purchaser and its affiliates beneficially owning more than 40% of the Company’s outstanding Common Stock on an as-converted basis; (ii) make, or in any way participate in, any solicitation of proxies or consents with respect to any securities of the Company; or (iii) propose or participate in any merger, tender offer, business combination, recapitalization, or similar transaction involving the Company.

The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Such exhibit has been included to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide any factual information about the Company.

Warrant

On January 27, 2026, simultaneously with the signing of the Purchase Agreement, the Company entered into a warrant (the “Warrant”) with the Purchasers covering the private placement of 1,868,482 Warrant Shares at a price of $0.10 per share. The Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. The Warrant Shares have an exercise price of $5.04 per share of Common Stock, subject to adjustment as provided in the Warrant.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the form of Warrant filed as Exhibits 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K related to the Securities is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2026, following approval by the Board of Directors of the Company, the Company adopted and filed with the Secretary of State of the State of Delaware, a certificate of designation (the “Certificate of Designation”) for the Preferred Stock. The Series A Preferred Stock has a stated value of $1,000. Holders of record as they appear on the books of the Company on the fifteenth (15th) day immediately preceding the applicable Preferential Dividend Payment Date (as defined below) shall be entitled to receive, and the Company shall pay, out of funds or property legally available therefor under Delaware law, cumulative dividends (“Preferential Dividends”) at the rate per share of 12.0% per annum (as a percentage of the stated value per share) and shall be payable yearly in arrears for the previous calendar year on December 15 of each year, beginning on the first such date after the date hereof (each such date, a “Preferential Dividend Payment Date”).

The conversion price for the Preferred Stock shall equal $5.04 subject to adjustment (the “Conversion Price”). Preferred Stock is not convertible until stockholder approval is obtained. Once the Company has obtained stockholder approval, each outstanding share of the Preferred Stock shall, without any further action by the Company or the Purchasers, automatically convert into the number of shares of Common Stock determined by dividing the stated value of $1,000 plus all unpaid accrued and accumulated Preferential Dividends on such share (whether or not declared) by the Conversion Price.

Except as otherwise provided in the Certificate of Designation or as otherwise required by the Delaware General Corporation Law, the Preferred Stock shall have no voting rights.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Form of Certificate of Designation of the Company’s Series A Convertible Stock, dated January 27, 2026.
4.1†	Form of Warrant, dared January 27, 2026.
10.1†	Form of Securities Purchase Agreement, dated as of January 27, 2026, by and among the Company and the Purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: January 28, 2026	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer